ASSIGNMENT AND ACKNOWLEDGMENT

         THIS ASSIGNMENT and acknowledgment are entered into by and among The Canton Industrial Corporation, a Nevada corporation ("Canton"), Investment Sanctuary Corporation, a Utah corporation ("Investment"), Allen Wolfson, an individual residing in Salt Lake City, Utah ("Wolfson"), and Richard Surber, an individual residing in Salt Lake City, Utah ("Surber") this 4th day of May 1995 (Canton, Investment, Wolfson and Surber to be collectively referred to hereinafter as the "Parties")

                                    Recitals

A. Canton and Investment entered into a Consulting Agreement on September 30, 1994 (the "Agreement"), by which the latter would provide advice, analysis and consulting services relating to the former's management, growth and public communications. Canton was to compensate Investment with monthly payments of, at Canton's option, either $20,000 shares of its common stock, the price of such stock to he determined by the average of the bid and ask price for the month during which the services were rendered, or twenty thousand dollars ($20,000) in lawful funds.

B. Investment waived its right to payment for services rendered through December 31, 1994, but has to date not received compensation for services provided to Canton since January 1, 1995, meaning Canton is indebted for four months of services.

C. The Parties agree that all services rendered since January 1995 pursuant to the Agreement were rendered by Wolfson and Surber (the "Consultants"), personally and exclusively, as consultants of Investment. Because of the exclusive performance of these services by the Consultants, Investment and Canton agree that the Consultants should personally and directly receive the compensation Canton owes pursuant to the Agreement.

D. Investment hereby acknowledges that the Consultants are personally and exclusively entitled to receive any and all compensation due from Canton pursuant to the Agreement for services rendered since January 1995, and Investment hereby assigns any and all rights it has to receive such compensation pursuant to the Agreement to the Consultants.

E. As Canton desires to make such compensation in the form of common stock, the Consultants will be issued $20,000 worth of Canton's common stock~ for each of four months beginning January 1995, and this issuance will bring Canton's compensatory obligations relative to the Agreement current to date.

                          Assignment and Acknowledgment

         NOW THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and Assignments and Acknowledgments contained herein, and in reliance on the representations and warranties set forth in this Assignment and Acknowledgment, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

         1. Pursuant to the Agreement, Canton is indebted for receiving four months, January 1995 - April 1995, of services pursuant to the Agreement. Investment waived its right to payment for services rendered beginning on September 30, 1994 through December 31, 1994.

         2. The Parties agree that all services rendered since January 1995 pursuant to the Agreement were rendered by the Consultants, personally and exclusively, and therefore the Consultants should personally and exclusively receive the compensation Canton owes pursuant to the Agreement.

         3. In furtherance of the agreement listed in the preceding paragraph, Investment hereby acknowledges that the Consultants are personally and exclusively entitled to receive any and all compensation due from Canton pursuant to the Agreement for services rendered since January 1995, and Investment hereby assigns any and all rights it has to receive such compensation pursuant to the Agreement to the Consultants.

         4. Canton hereby chooses to compensate the Consultants in the form of common stock, rather than in lawful funds and will cause to be issued $20,000 worth of Canton's common stock for each of four months beginning January 1995, half in each Consultant's name pursuant to Form S-8 of the Securities Exchange Act of 1934. The stock price used to determine the quantity of shares the Consultants will receive is based on the average of the bid and ask price for each month during which the services were rendered. The following table contains the bid and ask prices for each month services are being compensated herein and contains the number of shares due for each month, which is derived by figuring the quantity of shares needed each month to equal $20,000 worth of Canton's common stock:

                                                                                Number of
         Month             Bid Price        Ask Price         Average Price     Shares Due
         January 1995      $0.4 1375        $0.4375           $0.4256           46,990
         February 1995      0.5626          0.3125             0.4375           45,714
         March 1995         0.6000          0.28125            0.4406           45,390
         April 1995         0.8750          0.46875            0.6718           29.767
                                                     TOTAL SHARES PAYABLE  =   167,771

         The Parties agree that for convenience purposes the total shares payable to the Consultants as full compensation for their services rendered to Canton during January thru April of 1995 will be 167,000, with Surber to receive 87,000 shares and Wolfson to receive 80,000 shares of Canton's common stock issued pursuant to Form S-8.

         5. Investment agrees that execution of the above actions will relieve Canton from any compensatory obligations owed to Investment for services rendered for the months January 1995, February 1995, March 1995, and April 1995 to Canton pursuant to the Agreement.


         IN WITNESSETH WHEREOF, the below signatures evidence the Parties execution of this Settlement Assignment.


The Canton Industrial Corporation               Investment Sanctuary Corporation


/s/ Richard Surber                               /s/ Richard Surber
Richard Surber, President                       Richard Surber, President


Richard Surber                                  Allen Wolfson
/s/ Richard Surber                              /s/ Allen Wolfson